FIGS Releases Second Quarter 2024 Financial Results
Exceeded Q2 2024 Outlook; Announcing $50 Million Share Repurchase Authorization

SANTA MONICA, Calif., August 8, 2024 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the global leading healthcare apparel brand dedicated to improving the lives of healthcare professionals, today released its second quarter 2024 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results.
Second Quarter 2024 Financial Highlights

•Net revenues(1) were $144.2 million, an increase of 4.4% year over year, due to an increase in orders from existing customers, partially offset by a decrease in average order value (“AOV”).(2)
•Gross margin was 67.4%, a decrease of 2.1% year over year, primarily from product mix shift related to outperformance of limited edition scrubwear and limited edition non-scrubwear.
•Operating expenses were $95.7 million, an increase of 7.0% year over year. As a percentage of net revenues, operating expenses increased to 66.4% from 64.7% primarily due to higher selling and marketing expenses, including transitory expenses associated with the transition to our new fulfillment center, offset by lower general and administrative expenses primarily due to lower stock-based compensation expense.
•Net income and Net income, as adjusted(3) were $1.1 million (or $0.01 in diluted earnings per share), a decrease of $3.5 million year over year as compared to net income and net income, as adjusted(3) in the same period last year.
•Net income margin(4) was 0.8%, as compared to 3.4% in the same period last year.
•Adjusted EBITDA(3) was $12.9 million, a decrease of $6.0 million year over year.
•Adjusted EBITDA margin(3)(4) was 9.0%, as compared to 13.7% in the same period last year.

Key Operating Metrics
•Active customers(2) as of June 30, 2024 increased 6.1% year over year to 2.6 million.
•Net revenues per active customer(2)(5) were $210, a decrease of 2.3% year over year.
•AOV(2)(5) was $113, a decrease of 1.7% year over year primarily driven by the accounting reclassification between net revenues and selling expense related to duty subsidies for international customers.
“Our strong second quarter performance shows that our investments are paying off,” said Trina Spear, Chief Executive Officer and Co-Founder. “Both net revenues and adjusted EBITDA margin(3) exceeded our outlook, and we saw continued momentum in the business, including a positive year-over-year repeat frequency trend. Our strategy of combining pioneering product innovation with powerful top of funnel marketing is resonating. We look forward to continuing our momentum into the second half of the year, spurred by the biggest and most exciting campaign we have ever done – our first-of-its-kind partnership outfitting the Team USA Medical Team.”
$50 Million Share Repurchase Authorization
The Company’s Board of Directors has authorized a share repurchase program for up to $50.0 million of the Company’s outstanding Class A common stock, with no expiration date.

“Our strong financial profile and long-term business outlook give us the confidence to evolve our capital allocation strategy,” said Ms. Spear. “We believe we have sufficient liquidity and cash flow generation to both invest internally for growth and also return value to our shareholders through a share repurchase program.”

Under the program, the Company may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, entering into derivatives contracts and/or pursuant to Rule 10b5-1 trading plans, subject to market conditions, applicable securities laws and other legal requirements and relevant factors. The Company is not obligated to repurchase any specific number of shares and the program may be modified, suspended or terminated at any time, without prior notice. The timing, manner, price and amount of any repurchases will be determined at the Company’s discretion, subject to business, economic and market conditions and other factors.

Financial Outlook
For Full-Year 2024, the Company now expects:

Net Revenues versus 2023	Flat to 2% Growth

Adjusted EBITDA Margin(3)(6)	9.5% - 10%
(1) Second quarter 2024 net revenues results reflect $1.8 million in international duty subsidies recorded as contra revenue, whereas international duty subsidies were recorded in selling expense in second quarter 2023. As a result, year over year net revenues growth was negatively impacted by 1.3 percentage points.
(2) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(3) “Net income, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(4) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(5) Net revenues per active customer and AOV results for the second quarter 2024 each reflect international duty subsidies recorded as contra revenue, which were not reflected in the results for these metrics for second quarter 2023. As a result, year over year growth in each of these metrics was negatively impacted by approximately 1 percentage point.
(6) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or +1-404-975-4839 (International) and the conference ID 061510. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on August 15, 2024. To access the replay, please dial 1-866-813-9403 (US) or +1-929-458-6194 (International) and the conference ID 632451. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company uses “free cash flow” as a useful supplemental measure of liquidity and as an additional basis for assessing its ability to generate cash. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and associated payroll taxes and costs, ambassador grants in connection with its initial public offering, and expense resulting from the retirement of a former CFO of the Company, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. The Company calculates “free cash flow” as net cash (used in) provided by operating activities reduced by capital expenditures, including purchases of property and equipment and capitalized software development costs.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company believes the number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.
Active customers as of June 30, 2024 and 2023, respectively, net revenues per active customer as of June 30, 2024 and 2023, respectively, and average order value for the three and six months ended June 30, 2024 and 2023, respectively, are presented below under the heading “Key Operating Metrics.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products that feature an unmatched combination of comfort, durability, function, and style. We share stories about healthcare professionals’ experiences in ways that inspire them. We build meaningful connections within the healthcare community that we created. Above all, we seek to make an impact for our community, including by advocating for them and always having their backs.
We serve healthcare professionals in numerous countries in North America, Europe, the Asia Pacific region and the Middle East. We also serve healthcare institutions through our TEAMS platform.

Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s strategy of combining product innovation with top of funnel marketing; the Company’s expectation of sustaining its momentum into the second half of the year; the Company’s Olympics campaign; the Company’s share repurchase program and growth and capital return plans; and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2024; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its historical growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect proprietary, confidential or sensitive information or personal customer data, or risks of cyberattacks; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	June 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$131,811	$144,173
Short-term investments	136,719	102,522
Accounts receivable	12,719	7,469
Inventory, net	119,294	119,040
Prepaid expenses and other current assets	16,697	12,455
Total current assets	417,240	385,659
Non-current assets
Property and equipment, net	35,266	24,864
Operating lease right-of-use assets	55,003	43,059
Deferred tax assets	16,300	18,291
Other assets	2,214	1,336
Total non-current assets	108,783	87,550
Total assets	$526,023	$473,209
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$19,910	$14,749
Operating lease liabilities	11,749	8,230
Accrued expenses	21,610	7,906
Accrued compensation and benefits	4,104	7,312
Sales tax payable	3,217	3,149
Gift card liability	8,034	8,240
Deferred revenue	2,825	2,160
Returns reserve	3,514	2,989
Income tax payable	1,640	2,557
Total current liabilities	76,603	57,292
Non-current liabilities
Operating lease liabilities, non-current	47,532	38,884
Other non-current liabilities	183	183
Total liabilities	$124,318	$96,359
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 162,392,991 and 161,457,403 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 8,283,641 shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of June 30, 2024 and December 31, 2023; zero shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	337,447	315,075
Accumulated other comprehensive income (loss)	(47)	5
Retained earnings	64,289	61,754
Total stockholders’ equity	401,705	376,850
Total liabilities and stockholders’ equity	$526,023	$473,209

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net revenues	$144,225	$138,132	$263,518	$258,364
Cost of goods sold	46,961	42,098	84,118	76,654
Gross profit	97,264	96,034	179,400	181,710
Operating expenses
Selling	36,934	33,739	65,393	64,896
Marketing	23,003	20,889	40,248	37,953
General and administrative	35,774	34,840	71,763	68,997
Total operating expenses	95,711	89,468	177,404	171,846
Net income from operations	1,553	6,566	1,996	9,864
Other income, net
Interest income	2,830	1,521	5,677	2,593
Other expense	—	(4)	(10)	(5)
Total other income, net	2,830	1,517	5,667	2,588
Net income before provision for income taxes	4,383	8,083	7,663	12,452
Provision for income taxes	3,283	3,501	5,128	5,961
Net income	$1,100	$4,582	$2,535	$6,491
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.01	$0.03	$0.01	$0.04
Diluted earnings per share	$0.01	$0.02	$0.01	$0.04
Weighted-average shares outstanding—basic	170,393,480	167,423,656	170,158,479	167,100,292
Weighted-average shares outstanding—diluted	179,688,524	183,332,560	180,195,183	183,094,950

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$2,535	$6,491
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,963	1,372
Deferred income taxes	1,991	(984)
Non-cash operating lease cost	3,977	1,364
Stock-based compensation	22,108	22,309
Accretion of discount on available-for-sale securities	(2,723)	(260)
Changes in operating assets and liabilities:
Accrued interest	(231)	—
Accounts receivable	(5,250)	597
Inventory	(254)	10,170
Prepaid expenses and other current assets	(5,973)	2,034
Other assets	(878)	(1)
Accounts payable	4,679	(9,100)
Accrued expenses	11,310	(8,181)
Accrued compensation and benefits	(3,208)	951
Sales tax payable	68	(421)
Gift card liability	(206)	508
Deferred revenue	665	(2,009)
Returns reserve	525	(144)
Income tax payable	(917)	3,290
Operating lease liabilities	(2,023)	(1,466)
Net cash provided by operating activities	28,158	26,520
Cash flows from investing activities:
Purchases of property and equipment	(9,489)	(1,613)
Purchases of available-for-sale securities	(137,850)	(38,343)
Maturities of available-for-sale securities	106,555	—
Net cash used in investing activities	(40,784)	(39,956)
Cash flows from financing activities:
Proceeds from stock option exercises and employee stock purchases	264	637
Tax payments related to net share settlements on restricted stock units	—	(246)
Net cash provided by financing activities	264	391
Net change in cash and cash equivalents	(12,362)	(13,045)
Cash and cash equivalents, beginning of period	144,173	159,775
Cash and cash equivalents, end of period	$131,811	$146,730

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents diluted earnings per share (“EPS”), as adjusted with diluted EPS:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands, except share and per share amounts)
Net income	$1,100	$4,581	$2,535	$6,490
Add (deduct):
Expenses related to non-ordinary course disputes(1)	—	—	—	1,256
Income tax impacts of items above	—	—	—	(707)
Net income, as adjusted	$1,100	$4,581	$2,535	$7,039
Diluted EPS	$0.01	$0.02	$0.01	$0.04
Diluted EPS, as adjusted	$0.01	$0.02	$0.01	$0.04
Weighted-average shares used to compute Diluted EPS and Diluted EPS, as adjusted	179,688,524	183,332,560	180,195,183	183,094,950
(1) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(in thousands, except margin)
Net income	$1,100	$4,581	$2,535	$6,490
Add (deduct):
Other income, net	(2,830)	(1,517)	(5,667)	(2,588)
Provision for income taxes	3,283	3,501	5,128	5,961
Depreciation and amortization expense(1)	1,113	713	1,963	1,372
Stock-based compensation and related expense(2)	10,266	11,618	21,963	22,482
Expenses related to non-ordinary course disputes(3)	—	—	—	1,256
Adjusted EBITDA	$12,932	$18,896	$25,922	$34,973

Net revenues	$144,225	$138,132	$263,518	$258,364
Net income margin(4)	0.8%	3.4%	1.0%	2.5%
Adjusted EBITDA margin	9.0%	13.7%	9.8%	13.5%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense, payroll taxes, and costs related to equity award activity.
(3) Exclusively represents attorney's fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Six months ended June 30,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$28,158	$26,520
Less: capital expenditures	(9,489)	(1,613)
Free cash flow	$18,669	$24,907

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of June 30, 2024 and 2023, respectively, net revenues per active customer as of June 30, 2024 and 2023, respectively, and average order value for the three and six months ended June 30, 2024 and 2023, respectively, are presented in the following tables:

	As of June 30,
	2024	2023
	(in thousands)
Active customers	2,628	2,476

	As of June 30,
	2024	2023
Net revenues per active customer	$210	$215

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Average order value	$113	$115	$115	$115

Contacts

Investors:
IR@wearfigs.com

Media:
press@wearfigs.com